SEVERANCE PROTECTION AGREEMENT


         THIS SEVERANCE PROTECTION AGREEMENT (the "Agreement") made as of November 3, 2000, by and between DUCK HEAD APPAREL COMPANY, INC., a Georgia corporation (the "Company") with a principal place of business at 1020 Barrow Industrial Parkway, Winder, Georgia 30680, and WILLIAM B. MATTISON, an individual resident of the State of Texas (the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is essential and in the best interests of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control (as hereinafter defined);

         WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by, and to encourage the Executive's full attention and dedication to the Company in the event of, a threat or occurrence of a Change in Control;

         WHEREAS, in order to induce the Executive to remain in the employ of the Company in the event of a threat or the occurrence of a Change in Control, the Company desires to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control; and

         WHEREAS, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement;

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term of  Agreement.  This  Agreement  shall  commence as of the date
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hereof and shall  continue in effect until the second  anniversary of such date;
provided, however, that commencing on the date one (1) year after the date hereof and on each annual anniversary thereafter (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the term of this Agreement shall automatically be extended so as to terminate two
(2) years from the Renewal Date, unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided further that this Agreement shall terminate earlier as follows: (i) on the 60th day following a Change in Control; (ii) prior to a Change in Control, on the 60th day following notice by the Company to the Executive of the Executive's termination of employment with the Company, unless the Executive has been terminated for one of the following reasons: (A) the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive, (B) the Executive intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure


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resulting from the Executive's incapacity due to physical or mental illness), or
(C) the Executive intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company, in any of which cases this Agreement shall terminate immediately upon notice of such termination; and
(iii) prior to a Change in Control, immediately upon termination by the Executive of the Executive's employment with the Company.

         2.       Certain Definitions.
                  -------------------

                  2.1.  Accrued  Compensation.  For purposes of this  Agreement,
                        ---------------------
"Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses and incentive compensation, including, without limitation, any target bonus for the Executive under the Home Office Bonus Program, and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due. For purposes of this calculation, Accrued Compensation shall include the full amount to which the Executive would have been entitled under the Company's bonus plan for the fiscal year in which a Change in Control occurs had the target performance levels been achieved.

                  2.2.  Base  Amount.  For  purposes  of this  Agreement,  "Base
                        ------------
Amount" shall mean the greater of the Executive's annual base salary at the highest rate in effect (i) on, or at any time during the ninety (90) day period prior to, the Termination Date or (ii) at any time during the ninety (90) day period prior to a Change in Control and shall include all amounts of the Executive's base salary that are deferred under any qualified or non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  2.3. Cause.  For purposes of this Agreement,  a termination of
                       -----
employment is for "Cause" if the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive or if the termination is evidenced by a resolution adopted in good faith by two-thirds ((2)/3) of the Board that the Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or because of a Change in Control) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that (A) where the Executive has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and the Executive shall be entitled to all the benefits provided by
Section 3.1.1 or 3.1.2 hereof, as appropriate, from and after the date on which

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
the prosecution of the Executive has been dismissed or a judgment of acquittal has been entered, whichever shall first occur; and (B) no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Any termination of the Executive's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 2.3.

                  2.4.  Change in Control.  For purposes of  this  Agreement,  a
                        -----------------
"Change in Control" shall mean any of the following:

                  2.4.1 The individuals who, as of the date hereof are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) by or on behalf of a "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

                  2.4.2  Approval by shareholders of the Company of:

                  (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                           (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consoli-dation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially

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                                    the same  proportion  as their  ownership of
                                    voting  securities  immediately  before such
                                    merger, consolidation or reorganization, and
                                    such  merger,   consolidation  or  reorgani-
                                    zation has been  approved  by the  Incumbent
                                    Board, and

                           (B)      the  individuals  who  were  members  of the
                                    Incumbent  Board  immediately  prior  to the
                                    execution  of the  agreement  providing  for
                                    such merger, consolidation or reorganization
                                    constitute   at  least  a  majority  of  the
                                    members  of the  board of  directors  of the
                                    Surviving  Corporation,   or  a  corporation
                                    beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, and

                           (C) no Person other than (i) the Company, (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) of twenty percent (20%) or more of  the
                                    Company's  then  outstanding  voting securi-
                                    ties) has Beneficial  Ownership  of   twenty
                                    percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                  (ii)     A complete liquidation or dissolution of the Company;
                           or

                  (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a wholly-owned Subsidiary).

                  2.5. Disability. For purposes of this Agreement,  "Disability"
                       ----------
shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

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

                  2.6.  Notice of  Termination.  For purposes of this Agreement,
                        ----------------------
"Notice of Termination" shall mean a written notice of termination from the Company, following a Change in Control, of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  2.7. Regular Severance Amount. For purposes of this Agreement,
                       ------------------------
"Regular Severance Amount" shall mean an amount equal to the Base Amount multiplied by a fraction the numerator of which is the sum of two (2) and the number of fiscal years that the Executive has been continuously employed by the Company or its predecessors and the denominator of which is 52. For purposes of this calculation, employment in excess of six months shall count as an additional fiscal year. By way of example only, if the Executive's unbroken service is three fiscal years, seven months, the number of fiscal years shall be four.

                  2.8.   Termination  Date.  For  purposes  of  this  Agreement,
                         -----------------
"Termination Date" shall mean, in the case of the Executive's death, his date of death, in the case of termination by the Executive following a Change in Control, the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 7.1 hereof), the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive; and provided further that in the case of Disability the Executive shall not have returned to and be continuing in the full-time performance of his duties during such period of at least thirty (30) days.

         3.       Termination of Employment.
                  -------------------------

                  3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated following a Change in Control under any of the following circumstances, the Executive shall be entitled to the following compensation and benefits:

                           3.1.1 If the Executive's  employment with the Company
                  shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive's death, or (iii) by the Executive other than in connection with a Change in Control, the Company shall pay to the Executive all Accrued Compensation.

                           3.1.2 If the Executive's  employment with the Company
                  shall be terminated for any reason other than as specified in subsection 3.1.1 (including, without limitation, by the
                  Executive in connection with a Change in Control), the Executive shall be entitled to the following:

                                    (i)  the Company shall pay the Executive all
                                         Accrued Compensation;

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

                                    (ii) the Company  shall pay the Executive as
                           severance pay and in lieu of any further compensation for periods subsequent to the Termination Date (other than stock, cash or other consideration arising from the exercise of outstanding stock options and the vesting of incentive stock awards and amounts due under any retirement plans of the Company) an amount in cash equal to the sum of (A) the Base Amount and
                           (B) the Regular Severance Amount;

                                    (iii) for 12 months or such longer period as
                           may be provided by the terms of the appropriate program, practice or policy (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive salaried employees at any time during the 90-day period prior to the Change in Control or at any time thereafter, provided that (A) the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder, and (B) this clause (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;

                                    (iv) the  Executive  shall have the right to
                           require the Company to purchase, for cash, within five (5) days of the Executive's Termination Date, any shares of stock purchased upon exercise or vesting of any incentive stock awards or stock options, at a price equal to the average closing price of such shares during the five (5) days preceding the Change in Control, or extend the exercisability of such options to the full period for which they would be exercisable had the Executive's employment not be terminated; provided that only with respect to stock options for shares of Delta Woodside Industries, Inc. ("Delta Woodside"), the Executive shall have the right to require the Company to purchase, for cash, within five (5) days of the Executive's Termination Date, such stock options, at


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                           a price  equal to the  difference  between the market
                           price of common stock of Delta Woodside on the date such options were granted and the per share option exercise price; and

                                    (v) the Company  shall,  at its sole expense
                           as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive, in his sole discretion, and which shall include the provision of reasonable office space and secretarial assistance, provided that the Company's responsibility under this Section 3.1.2(v) shall be limited to $20,000.

                           3.1.3 The amounts  provided for in subsections  3.1.1
                  and 3.1.2(i) and (ii) shall be paid (A) in a lump sum in cash within five (5) days of the Executive's Termination Date, or
                  (B) at the Executive's option made pursuant to a written election delivered to the Company, in two (2) substantially equal annual payments commencing no later than five (5) days after the Executive's Termination Date. Should the Executive elect to receive such payments in installments, the amount of the Company's outstanding obligation to the Executive shall be increased by interest on a monthly basis at a rate equal to the "Applicable Federal Rate," as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), then in effect.

                           3.1.4 The Executive shall not be required to mitigate
                  the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in subsection 3.1.2(iii).

                  3.2.  The  severance  pay and  benefits  provided  for in this
Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                  3.3. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         4.  Exercise of Certain Stock  Options.  With respect to all options to
             ----------------------------------
purchase shares of the Company's stock granted to the Executive prior to the date of this Agreement, upon the exercise by the Executive of any such option, the Company shall pay to or on behalf of the Executive in cash an amount that will be approximately sufficient, after the payment of all applicable federal and state income taxes, to pay the federal and state income taxes that the Executive will incur by virtue of the exercise of such option. This Section 4 shall survive the termination of this Agreement.

         5.       Notice  of  Termination. Following a Change  in  Control,  any
                  -----------------------
purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

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         6.       Excess Parachute Payments.
                  -------------------------

                  6.1 Notwithstanding anything contained herein to the contrary, if any portion of the payments and benefits provided hereunder and benefits provided to, or for the benefit of, the Executive under any other plan or agreement of the Company (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or would be nondeductible by the Company pursuant to Section 280G of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no portion of any Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax or shall be nondeductible by the Company pursuant to Section 280G of the Code (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the immediately preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  6.2 An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company's expense selected by the Company which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within thirty (30) days of the Termination Date, if applicable, and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 6.3 below.

                  6.3 As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 6.1 (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a


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final  determination  of a court or an  Internal  Revenue  Service  (the  "IRS")
proceeding which has been finally and conclusively resolved that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than thirty (30) days after written notice is received by the Executive), together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company on its federal income tax return) or the IRS, (ii) pursuant to a final determination by a court with jurisdiction over the matter, or (iii) upon the resolution to the Executive's and the Company's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount was otherwise due to the Executive until the date of payment.

         7.       Successors; Binding Agreement.
                  -----------------------------

                  7.1 This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), except any successor by merger that, by operation of law, assumes the Company's obligations hereunder, or assignee, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to or simultaneously with the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment because of a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, Company shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 7.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  7.2 This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee or other designee or, if there be no such designee, to the Executive's estate.

         8. Fees and Expenses.  The Company shall pay all legal fees and related
            -----------------
expenses incurred by the Executive as they become due as a result of or in connection with (i) claims of the Executive for termination of employment in breach of this Agreement by the Company and expenses, if any, incurred in connection therewith, (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection therewith) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the Board as contemplated in Section 2.3 of this Agreement, and (iv) any tax audit or proceeding to the extent attributable to the application of any Excise Tax with respect to any Payment or Payments hereunder, plus in each case interest on any delayed payment at the "Applicable Federal Rate," as defined in Section 1274(d) of the Code, as then in effect; provided that the circumstances set forth in clauses (i) and (ii) of this Section 8 occurred on or after a Change in Control.

         9. Notices.  For the purposes of this Agreement,  notices and all other
            -------
communications provided for in the Agreement (including, without limitation, the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof by first-class mail, postage pre-paid, except that notice of change of address shall be effective only upon receipt.

         10.  Non-exclusivity of Rights. Nothing in this Agreement shall prevent
              -------------------------
or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         11. Settlement of Claims. The Company's obligation to make the payments
             --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. If the Company effects any setoff in violation of the immediately preceding sentence, then, in addition to any other amounts payable to the Executive hereunder, the Company and the Executive agree that, as reasonable liquidated damages therefor, the Executive will be entitled to recover from the Company an amount equal to twice the amount of such setoff.

         12.  Miscellaneous.  No  provision of this  Agreement  may be modified,
              -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         13.  Governing  Law. This Agreement shall be governed by and  construed
              --------------
and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

         14.  Severability.  The provisions of this  Agreement  shall  be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remaining provisions hereof.

         15.  Entire  Agreement. This Agreement constitutes the entire agreement
              -----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         16.   Counterparts.  This    Agreement  may be  executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         17.   No  Employment  Guarantee.  This Agreement is not  an  employment
               -------------------------
agreement. Neither this Agreement nor any action taken pursuant to this Agreement shall be construed as granting to the Executive a right to be retained as an employee for any period.


                        * Signatures on Following Page *

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and has caused its proper corporate seal to be affixed hereto, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

                                         DUCK HEAD APPAREL COMPANY, INC.

[CORPORATE SEAL]

                                         By:  /s/ Robert D. Rockey
                                             ----------------------------------
ATTEST:                                       Robert D. Rockey
                                              Chairman & CEO
/s/ Cathy G. Morris
--------------------------
Secretary


                                          EXECUTIVE:


                                          /s/ William B. Mattison
                                          ------------------------------
                                          William B. Mattison